                                                                   Exhibit 99.1

[RGA logo]


                                            For further information, contact
                                            Jack B. Lay
                                            Executive Vice President and
                                            Chief Financial Officer
                                            (636) 736-7439


FOR IMMEDIATE RELEASE
---------------------

                      REINSURANCE GROUP OF AMERICA REPORTS
                      ------------------------------------
                             SECOND-QUARTER RESULTS
                             ----------------------


         ST. LOUIS, July 24, 2006 - Reinsurance Group of America, Incorporated (NYSE:RGA), a leading global provider of life reinsurance, reported net income for the second quarter of $63.6 million, or $1.01 per diluted share, compared to $21.8 million, or $0.34 per diluted share, in the prior-year quarter. RGA uses a non-GAAP financial measure called operating income as a basis for analyzing financial results. The definition of operating income and reconciliations to GAAP net income are provided in the following tables. Operating income increased to $69.1 million, or $1.10 per diluted share, from $20.1 million, or $0.32 per diluted share in the year-ago quarter. Second-quarter net premiums rose 16 percent, to $1,076.6 million, from $931.4 million a year ago. Net investment income totaled $168.6 million versus $146.3 million the year before. A. Greig Woodring, president and chief executive officer, commented, "Our consolidated results were good, including strong premium growth. The U.S. segment reported solid earnings with pre-tax net income totaling $70.9 million for the quarter versus $27.3 million the year before. Pre-tax operating income rose to $78.5 million from $37.8 million the year before. Prior-year results were adversely affected by an unusually high dollar volume of large claims. Mortality experience for the current quarter was somewhat high, but within our range of expectations. Net premiums were up 15 percent to $663.9 million from $575.8 million. That rate of increase year-to-date totals 12 percent." For the first half of 2006, net income totaled $132.7 million, or $2.12 per diluted share, compared to $88.4 million, or $1.39 per diluted share, in the year-ago period. Operating income totaled $137.5 million, or $2.19 per diluted share, compared to $80.5 million, or $1.26 per diluted share in the prior-year period. Consolidated premiums were up 13 percent, to $2,069.0 million from $1,833.2 million. Woodring commented, "We are pleased with the results

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in the first half of the year and believe the markets in which we operate will continue to offer attractive opportunities throughout the remainder of the year.
         "Turning back to the second-quarter results, our Canada operations reported pre-tax net income of $11.1 million compared to $10.8 million a year ago. Pre-tax operating income was down 2 percent to $8.9 million from $9.1 million. Mortality experience was adversely affected by large claims, but we expect claims flow to return to more normalized levels in subsequent periods. Net premiums increased 26 percent to $97.1 million from $76.9 million. Current quarter net premiums and pre-tax operating income benefited from a favorable currency exchange rate relative to the prior year by approximately $9.4 million and $0.9 million, respectively.
         "Other International operations, which include our Asia Pacific and Europe and South Africa segments, were mixed, with strong results in Europe and South Africa more than offsetting slightly weaker-than-expected results in Asia Pacific.
         "Asia Pacific reported pre-tax net income of $7.7 million compared with pre-tax net income of $11.4 million in the year-ago quarter. Pre-tax operating income decreased to $7.8 million from $11.3 million. Segment-wide claims experience was somewhat higher-than-expected. Net premiums increased 16 percent to $168.9 million from $145.0 million. Foreign currency fluctuations relative to prior year adversely affected net premiums and pre-tax operating income by approximately $3.0 million and $0.3 million, respectively.
         "As was the case in the first quarter of the year, bottom-line results in Europe and South Africa were strong, driven primarily by favorable mortality experience in the UK. Pre-tax net income totaled $17.3 million compared to a pre-tax net loss of $6.8 million a year ago, when we experienced unfavorable mortality fluctuations. Pre-tax operating income improved to $17.4 million from a pre-tax operating loss of $6.7 million. Net premiums increased 10 percent for the quarter to $146.1 million, a good result considering the slowdown in the UK's primary insurance market. Foreign currency exchange fluctuations adversely affected reported net premiums and pre-tax operating income by approximately $1.8 million and $0.3 million, respectively."
         Woodring concluded, "During June, we announced a securitization transaction which locks in long-term financing for statutory-based U.S. term life reserves at a rate similar to our existing short-term financing rate. A newly formed subsidiary, Timberlake Financial, L.L.C., issued $850.0 million of 30-year, floating-rate notes. The notes are covered by a third-party

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financial guarantee insurance policy and there is no recourse to RGA or its other subsidiaries. The transaction helps diversify our statutory reserve funding sources and eliminates refinancing risk. We were very pleased with the terms and execution of this securitization."
         The company also announced that its board of directors declared a regular quarterly dividend of $0.09, payable August 25 to shareholders of record as of August 4.
         A conference call to discuss the company's second-quarter results will begin at 9 a.m. Eastern Time on Tuesday, July 25. Interested parties may access the call by dialing 800-210-9006 (domestic) or 719-457-2621 (international). The access code is 5499974. A live audio webcast of the conference call will be available on the company's investor relations web page at www.rgare.com. A replay of the conference call will be available at the same address for three months following the conference call. A replay of the conference call will also be available via telephone through August 2 at 888-203-1112 (domestic) or 719-457-0820, access code 5499974.

         Reinsurance Group of America, Incorporated, through its subsidiaries, RGA Reinsurance Company and RGA Life Reinsurance Company of Canada, is among the largest global providers of life reinsurance. In addition to its U.S. and Canadian operations, Reinsurance Group of America, Incorporated has subsidiary companies or offices in Australia, Barbados, Bermuda, China, Hong Kong, India, Ireland, Japan, Mexico, South Africa, South Korea, Spain, Taiwan, and the United Kingdom. Worldwide, the company has approximately $1.9 trillion of life reinsurance in force, and assets of $17.8 billion. MetLife, Inc. is the beneficial owner of approximately 53 percent of RGA's outstanding shares.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
---------------------------------------------------------

         This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements relating to projections of the earnings, revenues, income or loss, future financial performance and growth potential of Reinsurance Group of America, Incorporated and its subsidiaries (which we refer to in the following paragraphs as "we," "us" or "our"). The words "intend," "expect," "project," "estimate," "predict," "anticipate," "should," "believe," and other similar expressions also are intended to identify forward-looking statements. Forward-looking statements are inherently

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subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.
         Numerous important factors could cause actual results and events to differ materially from those expressed or implied by forward-looking statements including, without limitation, (1) adverse changes in mortality, morbidity or claims experience, (2) changes in our financial strength and credit ratings or those of MetLife, Inc. ("MetLife"), the beneficial owner of a majority of our common shares, or its subsidiaries, and the effect of such changes on our future results of operations and financial condition, (3) inadequate risk analysis and underwriting, (4) general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in our current and planned markets, (5) the availability and cost of collateral necessary for regulatory reserves and capital, (6) market or economic conditions that adversely affect our ability to make timely sales of investment securities, (7) risks inherent in our risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes, (8) fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets, (9) adverse litigation or arbitration results, (10) the adequacy of reserves, resources and accurate information relating to settlements, awards and terminated and discontinued lines of business, (11) the stability of and actions by governments and economies in the markets in which we operate, (12) competitive factors and competitors' responses to our initiatives, (13) the success of our clients,
(14) successful execution of our entry into new markets, (15) successful development and introduction of new products and distribution opportunities,
(16) our ability to successfully integrate and operate reinsurance business that we acquire, (17) regulatory action that may be taken by state Departments of Insurance with respect to us, MetLife, or its subsidiaries, (18) our dependence on third parties, including those insurance companies and reinsurers to which we cede some reinsurance, third-party investment managers and others,
(19) the threat of natural disasters, catastrophes, terrorist attacks, epidemics or pandemics anywhere in the world where we or our clients do business, (20) changes in laws, regulations, and accounting standards applicable to us, our subsidiaries, or our business, (21) the effect of our status as a holding company and regulatory restrictions on our ability to pay principal of and interest on our debt obligations, and (22) other risks and uncertainties described in this document and in our other filings with the Securities and Exchange Commission.

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Forward-looking statements should be evaluated together with the many risks and uncertainties that affect our business, including those mentioned in this document and described in the periodic reports we file with the Securities and Exchange Commission. These forward-looking statements speak only as of the date on which they are made. We do not undertake any obligations to update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.



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Operating Income

RGA uses a non-GAAP financial measure called operating income as a basis for analyzing financial results. This measure also serves as a basis for establishing target levels and awards under RGA's management incentive programs. Management believes that operating income, on a pre-tax and after-tax basis, better measures the ongoing profitability and underlying trends of the company's continuing operations, primarily because that measure excludes the effect of net realized capital gains and losses, as well as changes in the fair value of embedded derivatives and related deferred acquisition costs. These items tend to be highly variable, primarily due to the credit market and interest rate environment and are not necessarily indicative of the performance of the company's underlying businesses. Additionally, operating income excludes any net gain or loss from discontinued operations and the cumulative effect of any accounting changes, which management believes are not indicative of the company's ongoing operations. The definition of operating income can vary by company and is not considered a substitute for GAAP net income.

         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
           Reconciliation of Net Income From Continuing Operations
                             to Operating Income
                           (Dollars in thousands)



(Unaudited)                      Three Months Ended   Six Months Ended
                                      June 30,            June 30,
                                ---------------------------------------
                                   2006      2005      2006      2005
                                   ----      ----      ----      ----

GAAP net income-continuing
  operations                    $ 63,789  $ 25,160   $134,369  $ 92,424
Investment related
  (gains)/losses                   3,643   (11,994)     3,082   (14,726)
Change in value of embedded
  derivatives                      7,198    12,945      4,239    (1,719)
DAC offset for embedded
  derivatives and investment
  related (gains)/losses, net     (5,563)   (6,004)    (4,169)    4,549
                                ---------------------------------------

   Operating income             $ 69,067  $ 20,107   $137,521  $ 80,528


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         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
       Reconciliation of Pre-tax Net Income From Continuing Operations
                         to Pre-tax Operating Income
                           (Dollars in thousands)

(Unaudited)                  Three Months Ended June 30, 2006

                                   Investment    Change in
                          Pre-tax    related      value of      Pre-tax
                            net     (gains)/      embedded     operating
                          income     losses,    derivatives,    income
                          (loss)       net           net        (loss)
                          -------  ----------   ------------   --------
U.S. Operations:
 Traditional             $ 67,331    $  2,506      $    --     $ 69,837
 Asset Intensive             (276)      1,935(1)     3,093(2)     4,752
 Financial Reinsurance      3,880          --           --        3,880
                         ----------------------------------------------
  Total U.S.               70,935       4,441        3,093       78,469

Canada Operations          11,074      (2,194)          --        8,880

Asia Pacific Operations     7,725          92           --        7,817
Europe & South Africa      17,269         181           --       17,450
                         ----------------------------------------------
  Other Intl Operations    24,994         273           --       25,267

Corporate & Other          (9,569)      2,369           --       (7,200)
                         ----------------------------------------------
Consolidated             $ 97,434    $  4,889      $ 3,093     $105,416
                         ==============================================

(1) Asset Intensive is net of $(576)DAC offset.
(2) Asset Intensive is net of DAC offsets of$(7,982)included in change in deferred acquisition cost associated with change in value of embedded derivative.

(Unaudited)                     Three Months Ended June 30, 2005
                                   Investment    Change in
                          Pre-tax    related      value of      Pre-tax
                            net     (gains)/      embedded     operating
                          income     losses,    derivatives,    income
                          (loss)       net           net        (loss)
                          -------  ----------   ------------   --------
U.S. Operations:
 Traditional             $ 29,202    $  2,633      $    --     $ 31,835
 Asset Intensive           (5,576)      1,560(1)     6,313(2)     2,297
 Financial Reinsurance      3,636           5           --        3,641
                         ----------------------------------------------
  Total U.S.               27,262       4,198        6,313       37,773

Canada Operations          10,797      (1,648)          --        9,149

Asia Pacific Operations    11,376        (101)          --       11,275
Europe & South Africa      (6,844)        180           --       (6,664)
                         ----------------------------------------------
  Other Intl Operations     4,532          79           --        4,611

Corporate & Other          (9,982)    (12,834)(3)       --      (22,816)
                         ----------------------------------------------
Consolidated             $ 32,609    $(10,205)     $ 6,313     $ 28,717
                         ==============================================

(1) Asset Intensive is net of $(322)DAC offset
(2) Asset Intensive is net of DAC offsets of $(13,604)included in change in deferred acquisition cost associated with change in value of embedded derivative.
(3) Corporate & Other is net of DAC offsets of $3,048 included in policy acquisition costs and other insurance expenses.


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         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
       Reconciliation of Pre-tax Net Income From Continuing Operations
                         to Pre-tax Operating Income
                (Dollars in thousands, except per share data)

(Unaudited)                     Six Months Ended June 30, 2006

                           Pre-tax  Investment    Change in    Pre-tax
                             net     related       value of   operating
                           income    (gains)/      embedded    income
                           (loss)   losses, net   derivative   (loss)
                           ------   -----------   ----------   ------
U.S. Operations:
 Traditional              $136,730   $  3,735     $     --    $140,465
 Asset Intensive             7,007      4,655(1)     1,298(2)   12,960
 Financial Reinsurance       7,534         --           --       7,534
                          --------------------------------------------
  Total U.S.               151,271      8,390        1,298     160,959

Canada Operations           19,505     (1,995)          --      17,510

Asia Pacific Operations     14,339         77           --      14,416
Europe & South Africa       32,066        147           --      32,213
                          --------------------------------------------
  Other Intl Operations     46,405        224           --      46,629

Corporate & Other          (11,547)    (2,975)          --     (14,522)
                          --------------------------------------------
Consolidated              $205,634   $  3,644     $  1,298    $210,576
                          ============================================

(1) Asset Intensive is net of $(1,189)DAC offset.
(2) Asset Intensive is net of DAC offsets of $(5,225)included in change in deferred acquisition cost associated with change in value of embedded derivative.



(Unaudited)                       Six Months Ended June 30, 2005

                           Pre-tax  Investment    Change in     Pre-tax
                             net     related       value of    operating
                           income   (gains)/       embedded     income
                           (loss)  losses, net    derivative    (loss)
                           ------  -----------    ----------    ------
U.S. Operations:
 Traditional              $ 78,690   $  3,664     $     --     $ 82,354
 Asset Intensive            10,126     (1,429)(1)     (540)(2)    8,157
 Financial Reinsurance       6,942          7           --        6,949
                          ---------------------------------------------
  Total U.S.                95,758      2,242         (540)      97,460

Canada Operations           26,459     (2,283)          --       24,176

Asia Pacific Operations     14,286        (54)          --       14,232
Europe & South Africa        7,669        166           --        7,835
                          ---------------------------------------------
  Other Intl Operations     21,955        112           --       22,067

Corporate & Other          (11,028)   (13,728)(3)       --      (24,756)
                          ---------------------------------------------
Consolidated              $133,144   $(13,657)    $   (540)    $118,947
                          =============================================

(1) Asset Intensive is net of $205 DAC offset.
(2) Asset Intensive is net of DAC offsets of $2,104 included in change in deferred acquisition cost associated with change in value of embedded derivative.
(3) Corporate & Other is net of DAC offsets of $3,048 included in policy acquisition costs and other insurance expenses.


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          REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                  Condensed Consolidated Statements of Income
                             (Dollars in thousands)


                             Three Months Ended         Six Months Ended
   (Unaudited)                    June 30,                  June 30,
----------------------------------------------------------------------------
                              2006         2005        2006          2005
                              ----         ----        ----          ----

Revenues:
  Net premiums             $1,076,603    $931,354   $2,069,045    $1,833,174
  Investment income, net
    of related expenses       168,605     146,284      355,546       303,337
  Investment related
    gains/(losses), net        (5,314)     12,950       (4,682)       16,929
  Change in value of
    embedded derivatives      (11,075)    (19,917)      (6,523)        2,644
  Other revenues               13,717      20,661       28,247        31,464
                           ----------------------   ------------------------
     Total revenues         1,242,536   1,091,332    2,441,633     2,187,548

Benefits and expenses:
  Claims and other
    policy benefits           874,531     827,930    1,686,044     1,565,983
  Interest credited            44,732      38,615      106,261        93,668
  Policy acquisition
    costs and other
    insurance expenses        172,700     157,855      324,504       301,831
  Change in deferred
    acquisition cost
    associated with
    change in value of
    embedded derivatives       (7,982)    (13,604)      (5,225)        2,104
  Other operating expenses     45,830      38,032       92,357        71,038
  Collateral finance
    facilities expense            277          --          277            --
  Interest expense             15,014       9,895       31,781        19,780
                           ----------------------   ------------------------
     Total benefits
       and expenses         1,145,102   1,058,723    2,235,999     2,054,404
                           ----------------------   ------------------------

  Income from continuing
    operations before
    income taxes               97,434      32,609      205,634       133,144

     Provision for income
       taxes                   33,645       7,449       71,265        40,720
                           ----------------------   ------------------------


  Income from continuing
    operations                 63,789      25,160      134,369        92,424

  Discontinued operations:
     Loss from discontinued
     accident and health
     operations, net of
     income taxes                (158)     (3,343)      (1,668)       (4,050)
                           ----------------------   ------------------------


  Net income                  $63,631     $21,817    $ 132,701    $   88,374
                           ======================   ========================


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          REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                  Condensed Consolidated Statements of Income
                     (In thousands, except per share data)

                                       Three Months Ended    Six Months Ended
     (Unaudited)                             June 30,            June 30,
     ------------------------------------------------------------------------
                                          2006     2005        2006    2005
                                          ----     ----        ----    ----

     Earnings per share from
      continuing operations:
       Basic earnings per share         $  1.04  $  0.40     $  2.20  $  1.48
       Diluted earnings per share       $  1.02  $  0.39     $  2.14  $  1.45

     Diluted earnings before
      realized investment gains/
      (losses), change in
      value of embedded derivatives,
      and related deferred
      acquisition costs                 $  1.10  $  0.32     $  2.19  $  1.26

     Earnings per share from
      net income:
       Basic earnings per share         $  1.04  $  0.35     $  2.17  $  1.41
       Diluted earnings per share       $  1.01  $  0.34     $  2.12  $  1.39

     Weighted average number of
       common and common equivalent
       shares outstanding
       (in thousands)                    62,709   63,764      62,663   63,806



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          REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                    Condensed Consolidated Business Summary

                                                       At or For the
                                                      Six Months Ended
(Unaudited)                                               June 30,
-------------------------------------------------------------------------
                                                     2006          2005
                                                     ----          ----




Gross life reinsurance in force (in billions)
   North American business                         $1,269.9      $1,139.4
   International business                          $  594.5      $  453.8

Gross life reinsurance written (in billions)
   North American business                         $  108.8      $   96.8
   International business                          $   74.7      $   69.5

Consolidated cash and invested assets
 (in millions)                                    $13,713.6     $11,341.2
   Invested asset book yield - trailing
    three months excluding funds withheld              5.72%         5.99%

Investment portfolio mix
     Cash and short-term investments                   8.45%         1.70%
     Fixed maturity securities                        50.68%        55.72%
     Mortgage loans                                    4.74%         5.54%
     Policy loans                                      7.16%         8.40%
     Funds withheld at interest                       27.48%        26.63%
     Other invested assets                             1.49%         2.01%

Collateral finance facilities (in millions)         $ 850.3      $     --
Short-term debt (in millions)                       $  27.7      $  176.6
Long-term debt (in millions)                        $ 674.5      $  226.8
Company-obligated mandatorily
 redeemable preferred securities
 of subsidiary (in millions)                        $ 158.6      $  158.5
Book value per share outstanding                    $ 40.30      $  39.60
Book value per share outstanding, before
  impact of FAS 115*                                $ 38.16      $  33.39

Total stockholders' equity (in millions)            2,466.0       2,480.7
Total stockholders' equity, before
  impact of FAS 115* (in millions)                  2,335.1       2,091.2

Treasury shares                                   1,940,109       489,640
Common stock outstanding                         61,188,164    62,638,633

* Book value per share outstanding and total stockholders' equity, before impact of FAS 115, are non-GAAP financial measures that management believes are important in evaluating the balance sheet ignoring the effect of mark-to-market adjustments that primarily relate to changes in interest rates and credit spreads on investment securities since they were acquired.

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          REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                                U.S. OPERATIONS
(Unaudited)                  (Dollars in thousands)
                       Three Months Ended June 30, 2006
                                           Asset      Financial      Total
Revenues:                   Traditional  Intensive   Reinsurance      U.S.
                            -----------  ---------   -----------    ------
Net premiums                $  662,301   $   1,605    $     --    $  663,906
Investment income, net
 of related expenses            74,657      48,424        (152)      122,929
Investment related
 losses, net                    (2,506)     (2,511)         --        (5,017)
Change in value of
 embedded derivatives               --     (11,075)         --       (11,075)
Other revenues                     276       3,908       7,460        11,644
                            ------------------------------------------------
  Total revenues               734,728      40,351       7,308       782,387
Benefits and expenses:
Claims and other
 policy benefits               545,640         727          --       546,367
Interest credited               11,796      31,930          --        43,726
Policy acquisition costs
 and other insurance
 expenses                      101,229      14,539       2,326       118,094
Change in deferred ac-
 quisition cost associated
 with change in value
 of embedded derivatives            --      (7,982)         --        (7,982)
Other operating expenses         8,732       1,413       1,102        11,247
                            ------------------------------------------------
  Total benefits
   and expenses                667,397      40,627       3,428       711,452
  Income before
    income taxes            $   67,331   $    (276)   $  3,880    $   70,935
                            ==========   =========    ========    ==========

(Unaudited)                      Three Months Ended June 30, 2005
                                           Asset      Financial       Total
Revenues:                   Traditional  Intensive   Reinsurance      U.S.
                            -----------  ---------   -----------     ------
Net premiums                $  574,695   $   1,117    $     --     $  575,812
Investment income, net
 of related expenses            66,172      41,041          92        107,305
Investment related
 losses, net                    (2,633)     (1,882)         (5)        (4,520)
Change in value of
 embedded derivatives               --     (19,917)         --        (19,917)
Other revenues                     145       2,797       7,007          9,949
                            -------------------------------------------------
  Total revenues               638,379      23,156       7,094        668,629
Benefits and expenses:
Claims and other
 policy benefits               497,019       4,933          --        501,952
Interest credited               14,303      23,730          --         38,033
Policy acquisition costs
 and other insurance
 expenses                       87,817      12,437       2,113        102,367
Change in deferred ac-
 quisition cost associated
 with change in value of
 embedded derivatives               --     (13,604)         --        (13,604)
Other operating expenses        10,038       1,236       1,345         12,619
                            -------------------------------------------------
  Total benefits
   and expenses                609,177      28,732       3,458        641,367
  Income before
    income taxes            $   29,202   $  (5,576)   $  3,636     $   27,262
                            ==========   =========    ========     ==========

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          REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                                U.S. OPERATIONS
                            (Dollars in thousands)
(Unaudited)            Six Months Ended June 30, 2006
                                           Asset       Financial       Total
Revenues:                  Traditional   Intensive    Reinsurance      U.S.
                           -----------   ---------    -----------     ------
Net premiums               $ 1,274,138   $   3,079     $     --     $1,277,217
Investment income, net
 of related expenses           145,699     119,321         (155)       264,865
Realized investment
 losses, net                    (3,735)     (5,844)          --         (9,579)
Change in value of
 embedded derivatives               --      (6,523)          --         (6,523)
Other revenues                     (44)      7,197       14,806         21,959
                           ---------------------------------------------------
  Total revenues             1,416,058     117,230       14,651      1,547,939
Benefits and expenses:
Claims and other
 policy benefits             1,053,786        (142)           1      1,053,645
Interest credited               23,283      81,467           --        104,750
Policy acquisition
 costs and other
 insurance expenses            183,401      30,934        4,660        218,995
Change in deferred ac-
 quisition cost associated
 with change in value of
 embedded derivatives               --      (5,225)          --         (5,225)
Other operating expenses        18,858       3,189        2,456         24,503
                           ---------------------------------------------------
  Total benefits and
   expenses                  1,279,328     110,223        7,117      1,396,668
  Income before
    income taxes           $   136,730   $   7,007     $  7,534     $  151,271
                           ===========   =========     ========     ==========

(Unaudited)                        Six Months Ended June 30, 2005
                                           Asset      Financial      Total
Revenues:                  Traditional   Intensive   Reinsurance      U.S.
                           -----------   ---------   -----------    -------
Net premiums               $ 1,141,489   $   2,341     $     --    $1,143,830
Investment income, net
 of related expenses           129,497      97,695          162       227,354
Realized investment
 gain/(losses),net              (3,664)      1,634           (7)       (2,037)
Change in value of
 embedded derivatives               --       2,644           --         2,644
Other revenues                     711       3,844       13,645        18,200
                           --------------------------------------------------
  Total revenues             1,268,033     108,158       13,800     1,389,991
Benefits and expenses:
Claims and other
 policy benefits               980,281       3,249            2       983,532
Interest credited               28,310      63,981           --        92,291
Policy acquisition
 costs and other
 insurance expenses            161,455      26,124        4,074       191,653
Change in deferred ac-
 quisition cost associated
 with change in value of
 embedded derivatives               --       2,104           --         2,104
Other operating expenses        19,297       2,574        2,782        24,653
                           --------------------------------------------------
  Total benefits and
   expenses                  1,189,343      98,032        6,858     1,294,233
  Income before
    income taxes            $   78,690     $10,126     $  6,942    $   95,758
                           ===========     =======     ========    ==========

                                  - more -

Add Thirteen


         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                             CANADIAN OPERATIONS
                           (Dollars in thousands)


                                                  Three Months Ended
(Unaudited)                                            June 30,
---------------------------------------------------------------------
                                                   2006        2005
                                                   ----        ----
Revenues:
  Net premiums                                   $ 97,120    $ 76,854
  Investment income, net of related expenses       25,998      22,372
  Investment related gains, net                     2,345       1,667
  Other revenues                                      767          19
                                                  -------    --------
    Total revenues                                126,230     100,912

Benefits and expenses:
  Claims and other policy benefits                 95,449      74,252
  Interest credited                                   207         252
  Policy acquisition costs and other
    insurance expenses                             15,769      11,992
  Other operating expenses                          3,731       3,619
                                                 --------    --------
    Total benefits and expenses                   115,156      90,115

    Income before income taxes                   $ 11,074    $ 10,797
                                                 ========    ========



                                                  Six Months Ended
(Unaudited)                                            June 30,
---------------------------------------------------------------------
                                                   2006        2005
                                                   ----        ----
Revenues:
  Net premiums                                   $191,522    $150,610
  Investment income, net of related expenses       51,303      44,909
  Realized investment gains, net                    2,146       2,302
  Other revenues                                      767          53
                                                 --------    --------
    Total revenues                                245,738     197,874

Benefits and expenses:
  Claims and other policy benefits                184,528     142,897
  Interest credited                                   412         609
  Policy acquisition costs and other
    insurance expenses                             33,589      20,830
  Other operating expenses                          7,704       7,079
                                                 --------    --------
    Total benefits and expenses                   226,233     171,415

    Income before income taxes                   $ 19,505    $ 26,459
                                                 ========    ========




                                   - more -

Add Fourteen


         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                            Europe & South Africa
                           (Dollars in thousands)


                                                  Three Months Ended
(Unaudited)                                            June 30,
---------------------------------------------------------------------
                                                   2006        2005
                                                   ----        ----
Revenues:
  Net premiums                                   $146,073    $132,972
  Investment income, net of related expenses        3,873       2,502
  Investment related losses, net                     (181)       (180)
  Other revenues                                     (178)         69
                                                 --------   ---------
    Total revenues                                149,587     135,363

Benefits and expenses:
  Claims and other policy benefits                101,034     112,117
  Interest credited                                   156         190
  Policy acquisition costs and other
    insurance expenses                             21,821      22,782
  Other operating expenses                          9,307       7,118
                                                 --------    --------
    Total benefits and expenses                   132,318     142,207

    Income before income taxes                   $ 17,269    $ (6,844)
                                                 ========    ========



                                                  Six Months Ended
(Unaudited)                                            June 30,
---------------------------------------------------------------------
                                                   2006        2005
                                                   ----        ----
Revenues:
  Net premiums                                   $291,224    $274,330
  Investment income, net of related expenses        7,265       5,030
  Realized investment losses, net                    (147)       (166)
  Other revenues                                      (87)        170
                                                 --------    --------
    Total revenues                                298,255     279,364

Benefits and expenses:
  Claims and other policy benefits                206,680     208,449
  Interest credited                                   346         553
  Policy acquisition costs and other
    insurance expenses                             41,078      49,915
  Other operating expenses                         18,085      12,778
                                                 --------    --------
    Total benefits and expenses                   266,189     271,695

    Income before income taxes                   $ 32,066    $  7,669
                                                 ========    ========



                                   - more -

Add Fifteen


         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                                Asia Pacific
                           (Dollars in thousands)


                                                 Three Months Ended
(Unaudited)                                           June 30,
--------------------------------------------------------------------
                                                   2006       2005
                                                   ----       ----
Revenues:
  Net premiums                                   $168,852   $145,018
  Investment income, net of related expenses        6,822      5,269
  Investment related gains/(losses), net              (92)       101
  Other revenues                                    1,581      2,135
                                                 --------   --------
    Total revenues                                177,163    152,523

Benefits and expenses:
  Claims and other policy benefits                131,866    110,617
  Policy acquisition costs and other
    insurance expenses                             27,567     23,371
  Other operating expenses                         10,005      7,159
                                                 --------   --------
    Total benefits and expenses                   169,438    141,147

    Income before income taxes                   $  7,725   $ 11,376
                                                 ========   ========


                                                  Six Months Ended
(Unaudited)                                           June 30,
--------------------------------------------------------------------
                                                   2006       2005
                                                   ----       ----
Revenues:
  Net premiums                                   $308,065   $263,226
  Investment income, net of related expenses       13,318     10,009
  Realized investment gains/(losses), net             (77)        54
  Other revenues                                    3,491      1,948
                                                 --------   --------
    Total revenues                                324,797    275,237

Benefits and expenses:
  Claims and other policy benefits                242,222    201,277
  Policy acquisition costs and other
    insurance expenses                             49,572     47,841
  Other operating expenses                         18,664     11,833
                                                 --------   --------
    Total benefits and expenses                   310,458    260,951

    Income before income taxes                   $ 14,339   $ 14,286
                                                 ========   ========



                                   - more -

Add Sixteen


         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                             CORPORATE AND OTHER
                           (Dollars in thousands)


                                                 Three Months Ended
(Unaudited)                                           June 30,
--------------------------------------------------------------------
                                                   2006       2005
                                                   ----       ----
Revenues:
  Net premiums                                   $    652   $    698
  Investment income, net of related expenses        8,983      8,836
  Investment related gains/(losses), net           (2,369)    15,882
  Other revenues                                      (97)     8,489
                                                 --------   --------
    Total revenues                                  7,169     33,905

Benefits and expenses:
  Claims and other policy benefits                   (185)    28,992
  Interest credited                                   643        140
  Policy acquisition costs and other
    insurance expenses                            (10,551)    (2,657)
  Other operating expenses                         11,540      7,517
  Collateral finance facilities expense               277         --
  Interest expense                                 15,014      9,895
                                                 --------   --------
    Total benefits and expenses                    16,738     43,887

    Income before income taxes                   $ (9,569)  $ (9,982)
                                                 ========   ========



                                                  Six Months Ended
(Unaudited)                                            June 30,
--------------------------------------------------------------------
                                                    2006      2005
                                                    ----      ----
Revenues:
  Net premiums                                   $  1,017   $  1,178
  Investment income, net of related expenses       18,795     16,035
  Realized investment gains, net                    2,975     16,776
  Other revenues                                    2,117     11,093
                                                 --------   --------
    Total revenues                                 24,904     45,082

Benefits and expenses:
  Claims and other policy benefits                 (1,031)    29,828
  Interest credited                                   753        215
  Policy acquisition costs and other
    insurance expenses                            (18,730)    (8,408)
  Other operating expenses                         23,401     14,695
  Collateral finance facilities expense               277         --
  Interest expense                                 31,781     19,780
                                                 --------   --------
    Total benefits and expenses                    36,451     56,110

    Income before income taxes                   $(11,547)  $(11,028)
                                                 ========   ========






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